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                                                                    EXHIBIT 23.1


                      Consent of Independent Public Accountants


To Thermo Optek Corporation:

        As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.



                                                             Arthur Andersen LLP



Boston, Massachusetts
April 22, 1997